UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

HEXCEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-8472	94-1109521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238
(Address of principal executive offices, including zip code)

(203) 969-0666
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	HXL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2025, Hexcel Corporation (the “Company”) entered into a master confirmation (each, a “Master Confirmation”) and supplemental confirmation (together with the related Master Confirmation, collectively, the “ASR Agreements”), with each of Bank of America, N.A. (“Bank of America”) and Goldman Sachs & Co. LLC (together with Bank of America, the “Counterparties”). Under the ASR Agreements, the Company will repurchase an aggregate of $350 million of the Company’s common stock, $0.01 par value per share (such stock, the “Common Stock,” and such transaction, the “ASR”) as part of a new share repurchase program (the “2025 Share Repurchase Program”) approved by the Company’s Board of Directors (the “Board”) on October 22, 2025. Pursuant to the ASR Agreements, the Company will make payments in an aggregate amount of $350 million to the Counterparties on October 24, 2025, and the Company will receive on October 24, 2025 the initial deliveries of approximately 80% of the total shares that are expected to be repurchased under the ASR. The final number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the ASR Agreements, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. Upon final settlement of the ASR, under certain circumstances, each of the Counterparties may be required to deliver additional shares of common stock, or the Company may be required to deliver shares of common stock or to make a cash payment, at its election, to the Counterparties. The final settlement of each transaction under the ASR Agreements is scheduled to occur no later than the first quarter of 2026 and in each case may be accelerated at the option of the applicable Counterparty.

Each of the ASR Agreements contains customary terms for these types of transactions, including, among others, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery upon settlement, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be cancelled prior to the scheduled maturity and various acknowledgments, representations and warranties made by the Company and the Counterparties, as applicable, to one another.

The form of the ASR Agreements is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the ASR Agreements is a summary and is qualified in its entirety by reference to the form of the ASR Agreements.

Section 2 – Financial information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on April 25, 2023, the Company entered into a senior unsecured revolving credit agreement (the “Credit Agreement”) providing for a $750 million revolving credit facility (the “Revolver”). On October 21, 2025, the Company provided notice to the lenders pursuant to the Credit Agreement to borrow $350 million under the Revolver to fund the initial settlement of the ASR. A full description of the Revolver and the Credit Agreement is set forth under Item 1.01 in the Company’s Current Report on Form 8-K filed on April 28, 2023 (the “Prior 8-K”), which description is incorporated herein by reference. In addition, the Credit Agreement was filed as Exhibit 10.1 to the Prior 8-K and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On October 22, 2025, the Board approved an additional $600 million authorization to purchase shares of Common Stock under the 2025 Share Repurchase Program. This amount is in addition to the amount that currently remains available for repurchases under the prior share repurchase program approved by the Board in February 2024 (together with the 2025 Share Repurchase Program, the “Share Repurchase Programs”). The purchases of such shares under the 2025 Share Repurchase Program are anticipated to be made in open market transactions, block transactions, privately negotiated purchase transactions or other purchase techniques at the discretion of management based upon consideration of market, business, legal, accounting, and other factors. In addition, the Company may establish one or more trading plans pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or enter into arrangements with brokers or other third parties for accelerated purchases of Common Stock. After giving effect to the ASR, the aggregate remaining authorization under the Share Repurchase Programs is approximately $384 million. There is no guarantee as to the exact number of shares of Common Stock that the Company may repurchase under the Share Repurchase Programs.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of ASR Agreements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Disclaimer on Forward-Looking Statements

This communication contains statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our accelerated share repurchase program and other share repurchases. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to the market prices of our common stock during the term and after the completion of the accelerated share repurchase period; the ability of the share repurchase counterparties to buy or borrow shares of our common stock; uncertainty regarding our ability to complete share repurchases within the proposed timing or at all; uncertainty regarding the amount and timing of future share repurchases and the source of funds used for such repurchases; the extent of the impact of macroeconomic factors or geopolitical issues or conflicts; reductions in sales to any significant customers, particularly Airbus or Boeing, including related to regulatory activity or public scrutiny impacting the Boeing 737 MAX; our ability to effectively adjust production and inventory levels to align with customer demand; our ability to effectively motivate, retain and hire the necessary workforce; the availability and cost of raw materials, including the impact of supply disruptions, inflation and tariffs; our ability to successfully implement or realize our strategic initiatives, including our sustainability goals and any restructuring or alignment activities in which we may engage; changes in sales mix; changes in current pricing due to cost levels; changes in aerospace delivery rates; any impact from a prolonged shutdown of the U.S. federal government; changes in government defense procurement budgets; timely new product development or introduction; our ability to install, staff and qualify necessary capacity or complete capacity expansions to meet customer demand; cybersecurity-related risks, including the potential impact of breaches or intrusions; currency exchange rate fluctuations; uncertainty related to government actions and changes in domestic and international political, social and economic conditions, including the effect of change in global trade policies, tariff rates, economic sanctions and embargoes; work stoppages or other labor disruptions; our ability to successfully complete any strategic acquisitions, investments or dispositions; compliance with environmental, health, safety and other related laws and regulations, including those related to climate change; the effects of natural disasters or other severe weather events, which may be worsened by the impact of climate change, and other severe catastrophic events, including any public health crisis; and the unexpected outcome of legal matters or impact of changes in laws or regulations. Additional risk factors are described in our filings with the Securities and Exchange Commission. We do not undertake an obligation to update our forward-looking statements to reflect future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hexcel Corporation

Dated: October 23, 2025

	By:	/s/ Gail E. Lehman
Name: Gail E. Lehman Title: Executive Vice President, Chief Legal and Sustainability Officer, and Secretary